For Immediate Release

SunPower Contacts:
Media
Natalie Wymer
408/457-2348
Natalie.Wymer@sunpowercorp.com

Investors
Bob Okunski
408/240-5447
Bob.Okunski@sunpowercorp.com

SunPower Invests in American Solar Manufacturing

Agreement to Acquire SolarWorld Americas and Deploy
SunPower’s Performance Series (P-Series) Manufacturing Technology

SAN JOSE, Calif., April 18, 2018 - A new chapter in American solar panel manufacturing is set to unfold with SunPower and SolarWorld Americas announcing SunPower’s agreement to acquire 100 percent of the Hillsboro, Oregon-based SolarWorld Americas. A long-time solar industry pioneer, SolarWorld Americas is the leading American manufacturer of solar panels. Consistent with the desire to revitalize the U.S. high-technology manufacturing sector, SunPower (NASDAQ:SPWR) plans to inject fresh capital into the SolarWorld Americas facility and implement leading-edge, high-efficiency P-Series solar panel manufacturing technology.

“We are thrilled to announce this agreement to acquire SolarWorld Americas, one of the most respected manufacturers of high-quality solar panels for more than 40 years,” said Tom Werner, SunPower CEO and chairman of the board. “The time is right for SunPower to invest in U.S. manufacturing, and SolarWorld Americas provides a great platform for us to implement our advanced P-Series solar panel manufacturing technology right here in our home market. P-Series technology was invented and perfected in Silicon Valley, and will now be built in SolarWorld Americas’ factory, helping to reshape solar manufacturing in America.”

“SunPower is the solar industry technology leader,” said Jürgen Stein, CEO of SolarWorld Americas. “We are delighted that SunPower has agreed to inject fresh capital and their industry leading P-Series technology into SolarWorld Americas operations here in Hillsboro. Our hundreds of long-time employees are excited to be part of this next chapter in SolarWorld Americas’ long history. We are thrilled about this acquisition as it means quite simply, that our company can look forward to redoubled strength as it continues to innovate and expand into the future. This outcome is ideal for SolarWorld Americas and its employees.”

SunPower plans to ramp SolarWorld Americas operations to capitalize on strong U.S. market demand. The company will invest in factory improvements and increased working capital, while retrofitting a portion of the facility to produce P-Series solar panels, in addition to continuing to produce and ship SolarWorld Americas’ legacy products. Like SolarWorld Americas, SunPower has spent decades perfecting its technology and manufacturing processes, and this announcement marks the company’s return to U.S. manufacturing. The agreement is subject to necessary U.S. and German regulatory approvals and other closing conditions. At closing, which is expected in the next several months, SunPower will become the largest U.S. solar panel manufacturer.

The purchase price was not disclosed.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

About SolarWorld Americas
SolarWorld Americas Inc., the largest U.S. crystalline-silicon solar manufacturer for more than 42 years, produces and sells high-tech solar power solutions and, in doing so, contributes to a cleaner energy supply throughout the Americas. The company maintains 430 megawatts of annual capacity to produce solar cells and 550 MW of capacity to manufacture solar modules. The company’s brand stands for a proven track record of quality and reliability, and SolarWorld is the only producer whose industrial lineage has outlived its products’ 25- and 30-year performance guarantees. SolarWorld upholds high social standards and commits itself to resource- and energy-efficient production. Connect with SolarWorld on Facebook, Twitter, LinkedIn, Instagram and www.solarworld-usa.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the likelihood and timing of the planned closing of the transaction, our expectations and plans regarding growth and market share, our plans for capital injection and manufacturing expansion, our strategic goals and plans for the acquisition and our ability to achieve them, our projections of market demand, and our plans for SWA following the completion of the acquisition. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; and (4) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

#             #             #